Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-181772) of Cass Information Systems, Inc. of our report dated June 28, 2022, relating to our audit of the Cass Information Systems, Inc. 401(K) Plan financial statements and the related supplemental Schedule of Assets (Held at End of Year) which appears in this Annual Report on Form 11-K of the Cass Information Systems, Inc. 401(K) Plan for the year ended December 31, 2021.

St. Louis, Missouri

June 29, 2023